UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2006

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At March 31, 2006, Allied Capital Corporation (the "Company") had a $772.5 million unsecured revolving line of credit provided by 19 banks. The facility may be increased to up to $922.5 million at the Company's option, subject to customary conditions. Effective May 22, 2006, the Company expanded the committed amount under the facility by $150.0 million, which brought the total committed amount to $922.5 million provided by 24 banks.

The foregoing description of the revolving line of credit does not purport to be complete and is qualified in its entirety by reference to the full text of the revolving line of credit agreement that was filed as Exhibit 10.1 with the Company's Form 8-K filed on October 3, 2005, the first amendment filed as Exhibit 10.2(a) with the Company's Form 10-Q for the period ended September 30, 2005, the second amendment filed as Exhibit 10.1 with the Company's Form 8-k filed on May 12, 2006 and the third amendment attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit No. Description
10.1 Third Amendement to Credit Agreement, dated May 19, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

May 23, 2006	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated May 19, 2006.